Exhibit 77Q1(e)
             Kemper Target Equity Fund
             Form N-SAR for the period ended 12/31/96
             File No. 811-5896
                                SUB-ADVISORY AGREEMENT

                                   (Form 2 Series)


               AGREEMENT made this 1st day of December, 1996, by and
          between ZURICH KEMPER INVESTMENTS, INC., a
Delaware corporation
          (the "Adviser") and ZURICH INVESTMENT MANAGEMENT
LIMITED, an
          English corporation (the "Sub-Adviser").

               WHEREAS, KEMPER TARGET EQUITY FUND, a
Massachusetts business
          trust (the "Fund") is a management investment company registered under the Investment Company Act of 1940;

               WHEREAS, the Fund is authorized to issue
Shares in separate
          series with each representing the interests in a separate
          portfolio of securities and other assets;

               WHEREAS, the Fund has retained the Adviser to render to it investment advisory and management services with regard to the series of the Fund known as the Kemper Retirement
Fund-Series I,
          Kemper Retirement Fund-Series II, Kemper
Retirement Fund-Series
          III, Kemper Retirement Fund-Series IV, Kemper
Retirement Fund-
          Series V, Kemper Retirement Fund-Series VI (the
"initial series")
          pursuant to an Investment Management Agreement
(the "Management
          Agreement"); and

               WHEREAS, the Adviser desires at this time to retain the
          Sub-Adviser to render investment advisory and management services with respect to that portion of the portfolio of the Fund's initial series allocated to the Sub-Adviser by the Adviser for management of foreign securities, including foreign currency transactions and related investments, and the Sub-
Adviser is
          willing to render such services;

               NOW THEREFORE, in consideration of the mutual covenants
          hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

               1.   The Adviser hereby employs the Sub-
Adviser to manage
          the investment and reinvestment of the assets of the initial series of the Fund allocated by the Adviser in its sole
          discretion to the Sub-Adviser for management of foreign
          securities, including foreign currency
transactions and related
          investments, in accordance with the applicable investment
          objectives, policies and limitations and subject to the
          supervision of the Adviser and the Board of Trustees of the Fund
          for the period and upon the terms herein set forth, and to place orders for the purchase or sale of portfolio securities for the
          Fund's account with brokers or dealers selected by the
          Sub-Adviser; and, in connection therewith, the Sub-
Adviser is
          authorized as the agent of the Fund to give instructions to the
          Custodian of the Fund as to the deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser is directed to seek for the Fund best execution of orders. Subject to such policies as the Board of
          Trustees of the Fund determines and subject to satisfying the requirements of Section 28(e) of the Securities
Exchange Act of
          1934, the Sub-Adviser shall not be deemed to have acted
          unlawfully or to have breached any duty, created by this
          Agreement or otherwise, solely by reason of its having caused the
          Fund to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the clients of the Sub-Adviser as to which the
          Sub-Adviser exercises investment discretion.  The
Adviser
          recognizes that all research services and research that the
          Sub-Adviser receives are available for all clients of the
          Sub-Adviser, and that the Fund and other clients of the
          Sub-Adviser may benefit thereby. The investment of funds shall be subject to all applicable restrictions of the Agreement and
          Declaration of Trust and By-Laws of the Fund as may from time to time be in force.

               The Sub-Adviser accepts such employment and agrees during
          such period to render such investment management services, to furnish related office facilities and equipment and clerical, bookkeeping and administrative services for the Fund, to permit any of its officers or employees to serve without compensation as trustees or officers of the Fund if elected to such positions and to assume the obligations herein set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no
          authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.
          It is understood and agreed that the Sub-Adviser, by separate agreements with the Fund, may also serve the Fund in other capacities.

               The Sub-Adviser will keep the Fund and the Adviser informed of developments materially affecting the Fund and shall, on the
          Sub-Adviser's own initiative and as reasonably requested by the
          Adviser or the Fund, furnish to the Fund and the Adviser from time to time whatever information the Adviser reasonably believes appropriate for this purpose.

               The Sub-Adviser agrees that, in the
performance of the
          duties required of it by this Agreement, it will comply with the
          Investment Advisers Act of 1940 and the Investment
Company Act of
          1940, and all rules and regulations thereunder, and all
          applicable laws and regulations and with any applicable
          procedures adopted by the Fund's Board of Trustees and identified in writing to the Sub-Adviser.

               The Sub-Adviser shall provide the Adviser with such
          investment portfolio accounting and shall maintain and provide such detailed records and reports as the Adviser may from time to time reasonably request, including without limitation, daily processing of investment transactions and cash positions,
          periodic valuations of investment portfolio positions as required by the Adviser, monthly reports of the investment portfolio and all investment transactions and the preparation of such reports and compilation of such data as may be required by the Adviser to comply with the obligations imposed upon it under Management
          Agreement.

               The Sub-Adviser shall provide adequate
security with respect
          to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including any means for the effecting of securities
transactions.

               The Sub-Adviser agrees that it will make available to the
          Adviser and the Fund promptly upon their request copies of all of its investment records and ledgers with respect to the Fund to assist the Adviser and the Fund in monitoring compliance with the
          Investment Company Act of 1940 and the Investment
Advisers Act of
          1940, as well as other applicable laws.  The Sub-
Adviser will
          furnish the Fund's Board of Trustees such periodic and special reports with respect to the portfolio of each series subject to this Agreement as the Adviser or the Board of Trustees may reasonably request.

               In compliance with the requirements of Rule
31a-3 under the
          Investment Company Act of 1940, the Sub-Adviser hereby agrees that any records that it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund copies of any such records upon the Fund's request. The Sub-
          Adviser further agrees to preserve for the periods prescribed by
          Rule 31a-2 under the Investment Company Act of
1940 any records
          with respect to the Sub-Adviser's duties hereunder required to be maintained by Rule 31a-1 under the such Act to the extent that the Sub-Adviser prepares and maintains such records pursuant to this Agreement and to preserve the records required by Rule 204-2 under the Investment Advisers Act of 1940 for the period
          specified in that Rule.

               The Sub-Adviser agrees that it will
immediately notify the
          Adviser and the Fund in the event that the Sub-
Adviser:  (i)
          becomes subject to a statutory disqualification that prevents the
          Sub-Adviser from serving as an investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the United
          States Securities and Exchange Commission, the
Investment
          Management Regulatory Organization ("IMRO") or other regulatory authority.

               The Sub-Adviser represents that it is an investment adviser registered under the Investment Advisers Act of 1940 and other applicable laws and it is regulated by IMRO and will treat the
          Fund as a Non-Private Customer as defined by IMRO.
The Sub-
          Adviser agrees to maintain the completeness and accuracy of its registration on Form ADV in accordance with all legal
          requirements relating to that Form.  The Sub-
Adviser acknowledges
          that it is an "investment adviser" to the Fund within the meaning of the Investment Company Act of 1940 and the Investment Advisers
          Act of 1940.

               The Sub-Adviser shall be responsible
maintaining an
          appropriate compliance program to ensure that the services provided by it under this Agreement are performed in a manner consistent with applicable laws and the terms of this Agreement.
          Furthermore, the Sub-Adviser shall maintain and enforce a Code of
          Ethics that is in form and substance satisfactory to the Adviser.
          Sub-Adviser agrees to provide such reports and certifications regarding its compliance program as the Adviser or the Fund shall reasonably request from time to time.

               2.   In the event that there are, from time
to time, one or
          more additional series of the Fund with respect to which the
          Adviser desires to retain the Sub-Adviser to render investment advisory and management services hereunder, the Adviser shall notify the Sub-Adviser in writing.  If the Sub-
Adviser is willing
          to render such services, it shall notify the Adviser in writing whereupon such additional series shall become subject to this
          Agreement.

               3.   For the services and facilities
described in Section 1,
          the Adviser will pay to the Sub-Adviser, at the end of each calendar month, a sub-advisory fee computed at an annual rate of that portion of the average daily net assets of the initial series of the Fund that is allocated by the Adviser to the
          Sub-Adviser for management as specified below:

               Series                              Annual
Rate
               ------                              ---------
--
          Kemper Retirement Fund-Series I              .35%
          Kemper Retirement Fund-Series II             .35%
          Kemper Retirement Fund-Series III            .35%
          Kemper Retirement Fund-Series IV             .35%
          Kemper Retirement Fund-Series V              .35%
          Kemper Retirement Fund-Series VI             .35%


               For the month and year in which this
Agreement becomes
          effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

               4.   The services of the Sub-Adviser under
this Agreement
          are not to be deemed exclusive, and the Sub-
Adviser shall be free
          to render similar services or other services to others so long as its services hereunder are not impaired thereby.

               5.   The Sub-Adviser shall arrange, if
desired by the Fund,
          for officers or employees of the Sub-Adviser to serve, without compensation from the Fund, as trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

               6.    The net asset value for each series of
the Fund
          subject to this Agreement shall be calculated as the Board of
          Trustees of the Fund may determine from time to time in
          accordance with the provisions of the Investment
Company Act of
          1940. On each day when net asset value is not calculated, the net asset value of a series shall be deemed to be the net asset value of such series as of the close of business on the last day on which such calculation was made for the purpose of the
          foregoing computations.

               7.   Subject to applicable statutes and
regulations, it is
          understood that certain trustees, officers or agents of the Fund are or may be interested in the Sub-Adviser as officers,
          directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Sub-Adviser may be interested in the Fund otherwise than as a trustee, officer or agent.

               8.   The Sub-Adviser shall not be liable for
any error of
          judgment or of law or for any loss suffered by the Fund or the
          Adviser in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-
Adviser in the
          performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this
          Agreement.

               9.   This Agreement shall become effective
with respect to
          the initial series of the Fund on the date hereof and shall remain in full force until April 1, 1998, unless sooner
          terminated as hereinafter provided.  This
Agreement shall
          continue in force from year to year thereafter with respect to each such series, but only as long as such continuance is
          specifically approved for each series at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a series, the
          Sub-Adviser may continue to serve in such capacity for such series in the manner and to the extent permitted by the
          Investment Company Act of 1940 and the rules and regulations thereunder.

               This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the
          Management Agreement and may be terminated at any time with respect to any series subject to this Agreement without the payment of any penalty by the Adviser or by the Sub-Adviser on sixty (60) days written notice to the other party.
The Fund may
          effect termination with respect to any such series without payment of any penalty by action of the Board of Trustees or by vote of a majority of the outstanding voting securities of such series on sixty (60) days written notice to the Adviser and the
          Sub-Adviser.

               This Agreement may be terminated with respect to any series at any time without the payment of any penalty by the Board of
          Trustees of the Fund, by vote of a majority of the outstanding voting securities of such series or by the Adviser in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action which results in a breach of the covenants of the Sub-Adviser set forth herein.

               The terms "assignment" and "vote of a
majority of the
          outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940 and the rules and
          regulations thereunder.

               Termination of this Agreement shall not
affect the right of
          the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 3 earned prior to such
          termination.

               10. If any provision of this Agreement shall be held or
          made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

               11. Any notice under this Agreement shall be in writing,
          addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

               12.  This Agreement shall be construed in
accordance with
          applicable federal law and the laws of the State of Illinois.

               13.  This Agreement is the entire contract
between the
          parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

               IN WITNESS WHEREOF, the Adviser and the Sub-
Adviser have
          caused this Agreement to be executed as of the day and year first above written.

                                      ZURICH KEMPER
INVESTMENTS, INC.


                                      By: /s/ Patrick H.
Dudasik
                                         -------------------
-------------

                                      Title:  Senior Vice
President
                                            ----------------
-------------


                                      ZURICH INVESTMENT
MANAGEMENT LIMITED


                                      By:  /s/ Dennis H.
Ferro
                                         -------------------
--------------

                                      Title:  Managing
Director
                                            ----------------
--------------


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